EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to outstanding options granted and options available for future grant under the IVAX Corporation 1994 Stock Option Plan for the registration of 4,000,000 shares of its common stock of our report dated March 25, 1994 with respect to the consolidated financial statements of McGaw, Inc., for the year ended December 31, 1993.


/s/ ERNST & YOUNG LLP
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Ernst & Young LLP


Orange County, California
July 8, 1996